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                                                                   EXHIBIT 10.26

                                REDENVELOPE, INC.

                        TRANSITION AGREEMENT AND RELEASE

         This Transition Agreement and Release (the "AGREEMENT") is made by and between RedEnvelope, Inc., a Delaware corporation (the "COMPANY") and Christopher Cunningham ("EXECUTIVE"). Executive has been employed by the Company pursuant to the terms of an offer letter dated August 4, 1999, as amended on November 30, 2000 (as amended, the "OFFER LETTER").

         The Company and Executive (collectively referred to as the "PARTIES") acknowledge and agree that Executive's employment relationship with the Company shall terminate no later than August 31, 2002. Prior to August 31, 2002, Executive will transition his duties to such person(s) as directed by the Company. In consideration for Executive's release of all claims that he may have with respect to his employment by the Company, and provided Executive complies with all of his continuing obligations as set forth in this Agreement, the Parties agree to modify the terms of Executive's employment and Executive's rights to receive benefits upon the termination of his employment as set forth herein:

         1.       TRANSITION OF EMPLOYMENT.

                  (a) SEPARATION DATE. Executive and the Company acknowledge and agree that Executive's employment as Chief Information Officer of the Company shall terminate no later than August 31, 2002. Without limiting the effect of the foregoing, Executive acknowledges that his employment continues to be "at-will" and that either Party may terminate his employment at any time for any reason or no reason. The date of the termination of Executive's employment with the Company shall be referred to in this Agreement as the "SEPARATION DATE." Executive acknowledges and agrees that the terms and conditions set forth in this Agreement neither give rise to a constructive termination pursuant to the terms of the Offer Letter nor constitute a Constructive Termination pursuant to Section 11(c) of this Agreement.

                  (b) COMPENSATION. Executive acknowledges and agrees that during the period commencing on April 4, 2002 and ending on the Separation Date, Executive has received and will continue to earn a gross monthly base salary of $20,833.33 (the "BASE SALARY") pursuant to the Company's regular payroll policy (or in the same manner as other officers of the Company) and Executive will be eligible to accrue up to 1.91 days of vacation each month. Executive acknowledges and agrees that he will not be eligible to earn any bonus, whether in cash, equity or otherwise, for fiscal years 2003 and 2004.

                  (c) FINAL WAGES. Upon the termination of Executive's employment with the Company for any reason, the Company shall pay Executive the sum of (i) all salary and any other earned but unpaid wages owed to the Executive through the Separation Date, (ii) payment for all accrued but unused vacation days of Executive, and (iii) payment of all unreimbursed business expenses properly incurred and submitted by Executive prior to the Separation Date.

         2. SEVERANCE BENEFITS. In consideration for the release of claims set forth below and other obligations under this Agreement, and provided that Executive's employment is terminated (i) by mutual agreement of the Parties on or before August 31, 2002 as a result of the completion of the transition of Executive's duties (such termination, a "MUTUAL TERMINATION"), (ii) by the Company without Cause (as defined below), or (iii) as a result of a Constructive Termination (as defined below), and provided further that, as of the Separation Date, Executive has complied with his continuing obligations under this Agreement (including without limitation his execution of the Continuing Representations Certificate within twenty-one (21) days following the Separation Date as described in Section 22 herein), and provided further that Executive does not revoke the Continuing Representations Certificate (as set forth therein), the Company agrees to provide the severance benefits described in this
Section 2 to Executive.

         Executive acknowledges that the benefits described in this Section 2 exceed, and will be paid in lieu of, the severance benefits set forth in the Offer Letter and any other prior agreement, whether oral or written, between the Executive and the Company. Executive further acknowledges and agrees that he will have no rights to any severance benefits if his employment is terminated
(i) by him (other than as a result of a Constructive Termination or as part of a Mutual Termination) or (ii) by the Company for Cause. The Parties acknowledge and agree that if Executive's employment is terminated as a result of a physical or mental impairment that prevents his performance of the essential functions of his position, Executive will be entitled to the severance benefits on the terms and conditions described herein, subject to reduction in an amount equal to the gross amount of any insurance proceeds (including cash and medical benefits) paid to Executive, due to such impairment, during the six (6) month period following such termination.

                  (a) CASH BENEFITS. The Company will continue to pay Executive, over the Company's regular payroll cycle, the Base Salary for the first six (6) months following the effective date of the Continuing Representations Certificate (or, at the Company's option, the first six (6) months following the Separation Date), subject to, and reduced by, applicable tax withholdings.

                  (b) REIMBURSEMENT OF COBRA PREMIUMS. Provided Executive makes an accurate and timely election for continuation of medical insurance coverage under the terms of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company agrees to reimburse Executive for the applicable premiums for continuation coverage for himself and his currently enrolled dependents (as applicable) for the first six (6) months of continuation coverage.

                  (c) EXTENSION OF EXERCISE PERIOD. The Parties hereby amend and restate the post-termination exercise period set forth in the respective Option Agreements (as defined below) for each of the Options (as defined below) such that Executive shall be permitted to exercise the Options as to the vested shares subject to each such option on or before (i) the one (1) year anniversary of the Separation Date in the event of a termination of Executive's employment as a result of his death or disability or (ii) the three
(3) year anniversary of the Separation Date in the event of a termination of Executive's employment as a result of a Mutual Termination, a Constructive Termination or a termination by the Company without "Cause";

provided, however, in no event may Executive exercise the Options later than the applicable expiration date of each such option.

                  (d) RELOCATION. The Company will reimburse Executive for the reasonable expenses incurred by him to relocate himself and his family to the San Diego Area, up to a gross maximum amount of $6,000.

                  (e) LAPTOP. Executive will retain possession of the IBM Thinkpad T-30 notebook computer previously issued to him by the Company following the Separation Date; provided, however, that the Company shall first review the contents of such computer and remove all confidential and/or proprietary information therefrom prior to surrendering such computer to Executive following the Separation Date.

         3.       EMPLOYEE BENEFITS.

                  (a) GROUP MEDICAL INSURANCE. Executive shall continue to receive the Company's group medical insurance benefits at the Company's expense, to the same extent it pays such premiums for other similarly situated employees (subject to any applicable eligibility requirements) until the Separation Date. Following such date, Executive will be eligible to continue coverage under the Company's group medical insurance programs as provided by COBRA at his own expense, except as otherwise set forth in Section 2(b) of this Agreement.

                  (b) OTHER BENEFITS. Executive shall continue to be eligible to participate in the Company's standard benefit programs available to similarly situated employees (subject to any applicable eligibility requirements) until the Separation Date. Except as otherwise provided above, Executive shall not be entitled to participate in any of the Company's benefit plans or programs offered to employees or officers of the Company after the Separation Date.

         4.       EQUITY INTERESTS.

                  (a) EQUITY AWARDS. Pursuant to the terms of the Company's 1999 Stock Plan (the "PLAN") and six (6) stock option agreements (collectively, the "OPTION AGREEMENTS") dated, respectively, October 4, 1999, April 5, 2000, August 23, 2000 (two stock option agreements bearing such date), June 1, 2001, and July 25, 2002, Executive was granted stock options (the "OPTIONS") to purchase an aggregate of 1,116,630 shares of the Company's Common Stock, which Options vest in accordance with the vesting schedules set forth in the respective Option Agreements (or the Notices of Stock Option Grant attached thereto). The Parties acknowledge and agree that as of the date hereof, Executive has not exercised any of the Options and that, assuming a Separation Date of August 31, 2002, Executive will have vested in an aggregate of 450,341 shares subject to the Options, with 666,289 shares expiring unvested as of such date.

                  (b) PROMISSORY NOTE. Executive acknowledges and agrees that he will not use a promissory note as consideration for any exercise of the Options.

                  (c) CHANGE OF CONTROL. In the event of a Change of Control (as defined below) of the Company prior to the termination of Executive's employment with the Company for any reason, the Company will accelerate the vesting of the Options such that 25% of the then-unvested shares subject to each such option will be immediately vested and exercisable as of the effective date of the Change of Control.

                  (d) EFFECT ON ISO STATUS. Executive acknowledges and agrees that the amendments and modifications set forth in Section 2(c) may affect the ISO status of certain of his Options and may result in adverse tax consequences to him. Executive acknowledges and represents that he is not relying on the Company for advice regarding his individual tax situation, that he has been advised to consult his personal tax planner, attorney, or accountant with regard to these matters prior to executing this Agreement, and that he has done so or knowingly declined to do so.

                  (e) NO OTHER RIGHTS. Executive acknowledges and agrees that he remains bound by the terms of the Option Agreements, as modified herein. Executive acknowledges and agrees that, notwithstanding anything contained in the Offer Letter or under any other agreement, whether oral or written, between the Executive and the Company, Executive shall not be entitled to any acceleration of vesting of any of the Options as a result of the termination of his employment with the Company or as a result of a Change of Control of the Company that occurs after the termination of his employment with the Company. Executive acknowledges and agrees that the Options lapse in their entirety as to any unvested shares as of the Separation Date. Except as set forth in Section 2(c) and this Section 4, Executive shall have no right, title or interest in or to any shares of the Company's capital stock or other securities under the Offer Letter, or under any other document, instrument or arrangement, whether oral or written, with the Company.

         5. NO OTHER PAYMENTS DUE. Executive acknowledges and agrees that upon receipt of the payments to be made on and after the Separation Date pursuant to this Agreement, Executive will have received all salary, accrued vacation, commissions, bonuses, wages, compensation or other such sums due to Executive as of the Separation Date, other than amounts, if any, to be paid after the Separation Date pursuant to this Agreement. The Parties further acknowledge and agree that, upon the payment by the Company of all wages due, or to become due, to Executive, the California Labor Code Section 206.5 will not be applicable to the Parties hereto. That section provides in pertinent part as follows:

                  NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE.

         6. RELEASE OF CLAIMS. In consideration for the Parties' obligations set forth in this Agreement, the Parties, on behalf of themselves and their heirs, executors, current and former officers, directors, employees, investors, attorneys, stockholders, administrators, predecessor and successor corporations and assigns, hereby fully and forever release the other Party and its/his heirs, executors, current and former officers, directors, employees, investors, attorneys, stockholders, administrators, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Party may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

                  (a) any and all claims relating to or arising from Executive's employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to Executive's right to receive, or receipt of, wages or other compensation;

                  (c) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of the capital stock or other securities of the Company;

                  (d) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; breach of privacy; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

                  (e) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") as related to severance benefits, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, California Labor Code Section 1197.5, the California Fair Employment and Housing Act, the Fair Labor Standards Act, and any family and medical leave acts;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)      any and all claims for attorneys' fees and costs.

         The Parties agree that the release set forth in this Section 6 shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Agreement. In addition, the Parties acknowledge and agree that this release does not extend to any rights that Executive may have to be indemnified and held harmless with respect to his performance of his duties while he served as an officer to the fullest extent allowed by law, the Company's Amended and Restated Certificate of Incorporation, or D&O insurance policy. The Parties further acknowledge and agree that this release does not extend to any claims the Company may have under the Confidentiality Agreement (as defined below).

         7. ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date (as defined in Section 18 below) of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he may have at least twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke the Agreement (the "Revocation Period"). This Agreement shall not be effective until the Revocation Period has expired.

         8. CIVIL CODE SECTION 1542. The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. Executive and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Executive and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         9.       EXECUTIVE COVENANTS.

                  (a) GENERAL. The Parties agree that for all periods described in this Agreement, they shall continue to conduct themselves in a professional manner.

                  (b) NON-DISPARAGEMENT. The Parties agree to refrain from any disparagement, criticism, defamation, or slander of the other Party, or tortious interference with the contracts and relationships of the other Party.

                  (c) CONFIDENTIALITY. The Parties agree to maintain in strict confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "SEPARATION INFORMATION"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Separation Information. The Parties hereto agree to take every precaution to disclose Separation Information only to those employees, officers and directors of the Company, and attorneys, accountants and governmental entities who have a reasonable need to know of such Separation Information.

                  (d) NONDISCLOSURE. Executive acknowledges and agrees that this Agreement in no way modifies Executive's obligations to the Company under the terms of the Confidential Information and Invention Assignment Agreement between Executive and the Company (the

"CONFIDENTIALITY AGREEMENT"), a copy of which is attached hereto as Exhibit A. Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company prior to and after the Separation Date as provided under the Confidentiality Agreement. Executive represents and warrants that at all times up until the Effective Date he has been in compliance with his obligations to the Company under the Confidentiality Agreement. Executive agrees to execute the Separation Certification, attached hereto as Exhibit B, and return it to the Company within seven (7) days following the Separation Date, which certifies that Executive will have returned all the Company's property and confidential and proprietary information in his possession to the Company.

         10. BREACH OF THE AGREEMENT. Executive acknowledges that upon his breach of this Agreement or the Confidentiality Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Executive agrees that in addition to any other remedies which the Company may have under this Agreement, the Confidentiality Agreement, or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining him from committing or continuing any such violation. Executive acknowledges and agrees that upon his material or intentional breach of any of the provisions of the Agreement or the Confidentiality Agreement, in addition to any other remedies the Company may have under this Agreement or otherwise, the Company's obligations to provide benefits to Executive as described in this Agreement, including without limitation those benefits provided in Sections 2 and 4 herein, shall immediately terminate.

         11. DEFINITIONS. The definitions set forth in this Section 11 supercede and replace in their entirety any definitions of these terms as set forth in the Offer Letter and any prior agreement, whether oral or written, between Executive and the Company on the subjects set forth herein.

                  (a) CAUSE. For the purposes of this Agreement, "Cause" for the Company's termination of Executive's employment will mean Executive's
(i) gross negligence in the performance of his job responsibilities; (ii) failure or refusal to comply with the lawful directives of the Company's Board of Directors not inconsistent with his position and responsibilities (other than a refusal to incur any of (i) - (iii) under the definition of Constructive Termination below); (iii) willful misconduct that the Company reasonably determines is materially detrimental to the business or reputation of the Company; (iv) dishonest or fraudulent conduct in the performance of his job responsibilities or that the Company reasonably determines is materially detrimental to the business or reputation of the Company; (v) conviction of a felony; (vi) material breach of the Confidentiality Agreement or his duties of confidentiality owed to any third parties as a result of his position with the Company; or (vii) death; provided, however, that an occurrence of any of (i) through (iii) above shall constitute Cause hereunder only after the Company has provided Executive with written notice of such gross negligence, failure or misconduct and a reasonable opportunity for him to cure such gross negligence, failure or misconduct (assuming such gross negligence, failure or misconduct is capable of being cured). For purposes of the immediately preceding proviso, a majority of the members of the Company's Board of Directors shall determine whether a cure has been effected or whether a reasonable opportunity to cure was provided.

                  (b) CHANGE OF CONTROL. For the purposes of this Agreement, "Change of Control" shall mean any of the following: (i) a merger of the Company into another entity (other than a merger effected solely for the purpose of changing the state of domicile of the Company), (ii) any other transaction in which more than 50% of the voting control of the Company is transferred (other than an equity financing of the Company in which the Company is the surviving entity), including, without limitation, the sale of more than 50% of the outstanding shares of the Company's capital stock; (iii) the sale of all or substantially all of the assets of the Company, or (iv) immediately prior to the liquidation or dissolution of the Company.

                  (c) CONSTRUCTIVE TERMINATION. For the purposes of this Agreement, "Constructive Termination" will mean Executive's resignation from his employment with the Company within thirty (30) days following: (i) a material reduction or change in his title, job duties, authority, responsibilities or job requirements inconsistent with his position with the Company; (ii) any material reduction of his base compensation; (iii) any elimination of a material benefit provided to him pursuant to his employment with the Company; (iv) the Company's failure to cure any material breach by it of the terms of this Agreement within a reasonable time following written notice from him to the Company's Board of Directors, in each case under (i) through (iv) above, other than with Executive's written consent.

         12. AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Executive represents and warrants that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         13. NO REPRESENTATIONS. Executive has not relied upon any representations or statements made by the Company which are not specifically set forth in this Agreement.

         14. SEVERABILITY. In the event that any provision hereof becomes or is declared by a court or other tribunal of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

         15. ARBITRATION. The Parties shall attempt to settle all disputes arising in connection with this Agreement through good faith consultation. In the event no agreement can be reached on such dispute within fifteen (15) days after notification in writing by either Party to the other concerning such dispute, the dispute shall be settled by binding arbitration to be conducted in San Francisco before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The arbitration decision shall be final, conclusive and binding on both Parties and any arbitration award or decision may be entered in any court having proper jurisdiction. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties further agree that the prevailing Party in any such proceeding shall be awarded reasonable attorneys' fees and costs. This Section 15 shall not apply to the

Confidentiality Agreement. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

         16. ENTIRE AGREEMENT. This Agreement, the Plan, the Option Agreements, and the exhibits hereto (including the Confidentiality Agreement), represent the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersede and replace any and all prior agreements and understandings on the matters addressed herein, including but not limited to the Offer Letter (except that Sections 1(b), 4(a), 5 and 6 of the Offer Letter shall continue pursuant to their terms). The Parties expressly agree that nothing in this Agreement in any way alters the "at-will" nature of Executive's employment relationship with the Company and, to the extent his employment continues during any period, either Party may terminate that employment relationship at any time for any or no reason.

         17. NO ORAL MODIFICATION. This Agreement may only be amended in writing signed by Executive and the Company.

         18. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to its conflicts of law provisions.

         19. EFFECTIVE DATE. This Agreement is effective upon the expiration of the Revocation Period described in Section 7 and such date is referred to herein as the "EFFECTIVE DATE."

         20. COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         21. ASSIGNMENT. This Agreement may not be assigned by Executive or the Company without the prior written consent of the other Party.
Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company or to an acquiror of all or substantially all of the Company's business, stock or assets, without the consent of Executive.

         22. CONTINUING REPRESENTATIONS. Executive expressly acknowledges and agrees that, in order to be eligible for the benefits described in this Agreement, Executive must sign, and not revoke, a Continuing Representations Certificate, in substantially the same form as attached hereto as Exhibit C, within twenty-one (21) days following the Separation Date, reaffirming each of the waivers, releases, warranties and representations contained in this Agreement as of such date and that Executive's rights continue to be as defined by the terms of this Agreement as of such date.

         23. APPLICABLE TAX WITHHOLDING. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law or otherwise authorized to be withheld by Executive.

         24. VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      they have read this Agreement;

                  (b) they have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

                  (c) they understand the terms and consequences of this Agreement and of the releases it contains; and

                  (d) they are fully aware of the legal and binding effect of this Agreement.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Parties have executed this Transition Agreement and Release on the respective dates set forth below.

                                            REDENVELOPE, INC.

Dated as of Aug 22, 2002                    By: Alison L. May
                                                --------------------------------

                                            Print Name: Alison L. May
                                                        -----------------------


                                            Title: Pres & CEO

                                            CHRISTOPHER CUNNINGHAM

Dated as of Aug 28, 2002                    /s/ Christopher Cunningham
                                            --------------------------------
                                            Signature

                                    EXHIBIT A

                            CONFIDENTIALITY AGREEMENT

                                REDENVELOPE, INC.

                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

         As a condition of my becoming employed by or retained as a consultant by RedEnvelope, Inc., a Delaware corporation or any of its current or future subsidiaries, affiliates, successors or assigns (collectively, the "Company"), and in consideration of my employment or consulting relationship with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

         1. EMPLOYMENT OR CONSULTING RELATIONSHIP. I understand and acknowledge that this Agreement does not alter, amend or expand upon any rights I may have to continue in the employ of, or in a consulting relationship with, or the duration of my employment or consulting relationship with, the Company under any existing agreements between the Company and me or under applicable law. Any employment or consulting relationship between the Company and me, whether commenced prior to or upon the date of this Agreement, shall be referred to herein as the "Relationship."

         2. AT-WILL RELATIONSHIP. I understand and acknowledge that my Relationship with the Company is and shall continue to be at-will, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.

         3.       CONFIDENTIAL INFORMATION.

                  (a) COMPANY INFORMATION. I agree at all times during the term of my Relationship with the Company and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company which I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the Relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by me during the period of the Relationship, whether or not during working hours. I understand that "Confidential Information" includes, but is not limited to, information pertaining to any aspects of the Company's business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. I further understand that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

                  (b) FORMER EMPLOYER INFORMATION. I represent that my performance of all terms of this Agreement as an employee or consultant of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or trust prior or subsequent to the commencement of my Relationship with the Company, and I will not disclose to the Company, or induce the Company to use, any inventions, confidential or proprietary information or material belonging to any previous employer or any other party.

                  (c) THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

         4.       INVENTIONS.

                  (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as Exhibit A, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to the commencement of the Relationship (collectively referred to as "Prior Inventions"), which belong solely to me or belong to me jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my Relationship with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

                  (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time in which I am employed by or a consultant of the Company (collectively referred to as "Inventions"), except as provided in Section 4(e) below. I further acknowledge that all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless regulated otherwise by the mandatory law of the state of California.

                  (c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my Relationship with the Company. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, laboratory notebooks, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company's place of business except as expressly permitted by Company policy which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the Company's business.

                  (d) PATENT AND COPYRIGHT RIGHTS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, trademarks, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement until the expiration of the last such intellectual property right to expire in any country of the world. If the Company is unable because of my mental or physical incapacity or unavailability or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or copyright registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for infringement of any and all proprietary rights assigned to the Company.

                  (e) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). I will advise the Company promptly in writing of any inventions that I believe meet such provisions and are not otherwise disclosed on Exhibit A.

         5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of termination of my Relationship with the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to the Relationship or otherwise belonging to the Company, its successors or assigns. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. In the event of the termination of the Relationship, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

         6.       NOTIFICATION TO OTHER PARTIES.

                  (a) EMPLOYEES. In the event that I leave the employ of the Company, I hereby consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

                  (b) CONSULTANTS. I hereby grant consent to notification by the Company to any other parties besides the Company with whom I maintain a consulting relationship, including parties with whom such relationship commences after the effective date of this Agreement, about my rights and obligations under this Agreement.

         7. SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES. I agree that during the term of my Relationship with the Company, and for a period of twenty-four (24) months immediately following the termination of my Relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months following termination of my Relationship with the Company for any reason, with or without cause, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

         8.       REPRESENTATIONS AND COVENANTS.

                  (a) FACILITATION OF AGREEMENT. I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

                  (b) CONFLICTS. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to commencement of my Relationship with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict with any of the provisions of this Agreement.

                  (c) VOLUNTARY EXECUTION. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

         9.       GENERAL PROVISIONS.

                  (a) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

                  (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

                  (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                  (e) SURVIVAL. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                  (f) ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

                            [Signature Page Follows]

         The parties have executed this Agreement on the respective dates set forth below:

COMPANY:                               EMPLOYEE:

REDENVELOPE, INC.                          [ILLEGIBLE], an
Individual:

/s/ Thomas Bazzone                     /s/ Christopher Cunningham
--------------------------             ------------------------------
Signature                              Signature

By: Thomas Bazzone                         Christopher Cunningham
                                       ------------------------------
                                       Printed Name

Title: CCO

Date: 10/12/99                         Date: 10-4-99

Address: 201 Spear St                  Address: _____________________
         SF CA 94105
                                       ______________________________

                                SIGNATURE PAGE TO
                          CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT

                                    EXHIBIT A

                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP
                             EXCLUDED FROM SECTION 4

                                                    Identifying Number
  Title                     Date                   or Brief Description
---------                 --------               ------------------------

[X] No inventions or improvements

[ ] Additional Sheets Attached

Signature of Employee/Consultant: /s/ Christopher Cunningham
                                  ---------------------------
Print Name of Employee/Consultant: C. Cunningham
                                   --------------
Date: 10-4-99

                                    EXHIBIT B

Section 2870 of the California Labor Code is as follows:

         (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                  (2) Result from any work performed by the employee for the employer.

         (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                    EXHIBIT C

                            TERMINATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to RedEnvelope, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company").

         I further certify that I have complied with all the terms of the Company's Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

         I further agree that for twenty-four (24) months from the date of this Certificate, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for myself or for any other person or entity. Further, for a period of twenty-four (24) months from the date of this Certificate, I shall not solicit any licensor to or customer of the Company or licensee of the Company's products, in each case, that are known to me, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of termination of my Relationship with the Company.

Date: SEPT. 3, 2002                     /s/ Christopher Cunningham
                                       -------------------------------
                                       (Employee's Signature)

                                           Christopher Cunningham
                                       -------------------------------
                                       (Type/Print Employee's Name)

                                    EXHIBIT B

                            SEPARATION CERTIFICATION

         This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, notebooks, flow charts, materials, equipment, other documents or property, or copies or reproductions of any aforementioned items belonging to RedEnvelope, Inc., its subsidiaries, affiliates, successors or assigns (together the "COMPANY").

         I further certify that I have complied with, and will continue to comply with, all of the terms of the Confidential Information and Invention Assignment Agreement dated _________, 200__ (see Exhibit A, the "CONFIDENTIALITY AGREEMENT") signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

         I further agree that, in compliance with the Confidentiality Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date: Aug 28, 2002



                                       -----------------------------------------
                                       (Executive's Signature)

                                       Christopher Cunningham
                                       -----------------------------------------
                                       (Type/Print Executive's Name)

                                    EXHIBIT C

                     CONTINUING REPRESENTATIONS CERTIFICATE

         This is to certify that the waivers, covenants, warranties and representations made by me and set forth in the Transition Agreement and Release (the "Agreement") dated ________, 2002, between RedEnvelope, Inc. (the "Company") and me, continue to be true and correct as of the date hereof and that I remain bound by, and my rights continue to be defined by, the terms of the Agreement. The Agreement is hereby incorporated in its entirety into this Certificate and capitalized terms not defined in this Certificate have the same meanings as in the Agreement.

         In addition, I expressly agree and acknowledge as of the date hereof that:

         1. Except as set forth in the Agreement, I have no right, title or interest in or to any shares of the Company's capital stock or other securities under the Option Agreements, the Offer Letter, or any other document, instrument or agreement (whether oral or written) with the Company;

         2. I have received all salary, accrued vacation, commissions, bonuses, wages, severance payments, compensation or other such sums due to me, other than amounts, if any, to be paid after the date hereof pursuant to the Agreement. I further acknowledge and agree that, upon the payment by the Company of all wages due, or to become due, to me, the California Labor Code Section
206.5 will not be applicable. That section provides in pertinent part as follows:

                  NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE

         3. I, on behalf of myself and my heirs, executors, and assigns, hereby fully and forever release the Company and its current and former officers, directors, employees, investors, attorneys, stockholders, administrators, predecessor and successor corporations and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that I may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Certificate including, without limitation:

                  (a) any and all claims relating to or arising from my employment relationship with the Company and the termination of that relationship;

                  (b) any and all claims relating to my right to receive, or receipt of, wages, severance benefits, or other compensation;

                  (c) any and all claims relating to, or arising from, my right to purchase, or actual purchase of shares of the capital stock or other securities of the Company;

                  (d) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; breach of privacy; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; negligence; and defamation;

                  (e) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") as related to severance benefits, the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act, California Labor Code Section 1197.5, the California Fair Employment and Housing Act, the Fair Labor Standards Act, and any family and medical leave acts;

                  (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

                  (g)      any and all claims for attorneys' fees and costs.

         I agree that the release set forth herein shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred or specified under this Certificate. In addition, this release does not extend to any rights I may have to be indemnified and held harmless with respect to my performance of my duties while I was an officer and/or member of the Company's Board to the fullest extent allowed by law, the Company's Amended and Restated Certificate of Incorporation, or D&O insurance policy. I further acknowledge that I am not aware of any claim other than the claims that are released hereunder.

         3. I acknowledge that I am waiving and releasing any rights I may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. I agree that this waiver and release does not apply to any rights or claims that may arise under ADEA following the Certificate Effective Date. I acknowledge that the consideration given for this waiver and release is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing that (a) I should consult with an attorney prior to executing this Continuing Representations Certificate; (b) I may have at least twenty-one (21) days within which to consider this Continuing Representations Certificate; (c) I have seven (7) days following his execution of this Continuing Representations Certificate to revoke the Continuing Representations Certificate (the "Certificate Revocation Period"). This Continuing Representations Certificate shall not be effective until the Certificate Revocation Period has expired (the "Certificate Effective Date").

         4. I acknowledge that I have been advised by legal counsel and am familiar with the provisions of California Civil Code Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Being aware of said Code section, I agree to expressly waive any rights I may have thereunder, as well as under any other statute or common law principles of similar effect; and

         5. I certify that I have complied with all of my obligations under the Agreement and the Confidentiality Agreement.

                  I have executed this Certificate on the date set forth below.

                                                    CHRISTOPHER CUNNINGHAM

Dated as of Aug 28, 2002                            /s/ [ILLEGIBLE]
                                                    ----------------------------
                                                    Signature